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                                                                 Exhibit 3.60(a)

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                               AMAX COAL COMPANY

     It is hereby certified that:

     1. The name of the Corporation (hereinafter called the "Corporation") is Amax Coal Company.

     2. The Articles of Incorporation of the Corporation are hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

          "1.  The name of the corporation is: Midwest Coal Company."

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

     4. The effective date of the Amendment herein certified shall be the date of filing.

     Dated this the 29/th/ day of June, 1998.

                                    AMAX COAL COMPANY

                                    BY: /s/ Scott Dyer
                                       --------------------
                                    TITLE: Vice President
                                           ----------------